EXHIBIT 99.1

                               Press Release
                               _____________


For Immediate Release                   Contact: Thomas A. Vento
                                                   President
                                                 Joseph R. Corrato
                                                   Executive Vice President
                                                 (215) 755-1500



            PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA ANNOUNCES
          RECEIPT OF REGULATORY APPROVAL FOR STOCK BENEFIT PLANS

     Philadelphia, Pennsylvania (September 27, 2006) -- Prudential Bancorp, Inc. of Pennsylvania (the "Company") (Nasdaq: PBIP), the "mid-tier" holding company for Prudential Savings Bank (the "Bank"), announced today that the Board of Governors of the Federal Reserve System (the "FRB") has determined that the Company may proceed with the implementation of its proposed 2006
Stock Option Plan and the 2006 Recognition and Retention Plan and Trust Agreement (the "Plans") without any further approval of the FRB. As previously disclosed in April 2006, the Federal Deposit Insurance Corporation (the "FDIC") advised the Company that its regulations requiring a higher vote standard for stock benefit plans adopted within the first year after completion of a mutual holding company reorganization would not be applicable to the proposed Plans of the Company since more than one year has elapsed since its reorganization. As a result, the vote required to approve the Plans under Pennsylvania law will be a majority of the total votes cast. The shares of Company common stock held by Prudential Mutual Holding Company, which holds a majority of the issued and outstanding shares of common stock, will be fully entitled to vote in any meeting called to consider approval of the Plans and are sufficient to determine the outcome of any such vote. The FRB has advised the Company that it also would not interpret the FDIC's regulations requiring a higher vote standard for stock benefit plans implemented within a year of reorganization to apply to the vote required to approve the Plans.

     Prudential Bancorp, Inc. of Pennsylvania is the "mid-tier" holding company for Prudential Savings Bank. Prudential Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886.
The Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as five additional full-service branch offices, four of which are in Philadelphia and one of which is in Drexel Hill in Delaware County, Pennsylvania.

     This news release contains certain forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for Prudential Bancorp, Inc. of Pennsylvania. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Company's control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time-to-time with the Securities and Exchange Commission, describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality


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and interest rate risks associated with the Company's business and operations.
Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies and legislation and regulatory changes. Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.prudentialsavingsbank.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statements.




































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